UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 10, 2013

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CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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Texas	001-09645	74-1787539
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2013, pursuant to the Amended and Restated By-Laws, as amended, of Clear Channel Communications, Inc. (the “Company”), the Board of Directors of the Company increased the size of the Board of Directors from 12 to 13 and appointed Julia E. C. Brau as a member of the Company’s Board of Directors to fill the vacancy created by the increase in the size of the Board of Directors.

Julia E. C. Brau is a Vice President at Thomas H. Lee Partners, L.P. (“THL”).  Ms. Brau rejoined THL in 2010 after attending Harvard Business School and working as an Associate at the firm from 2006 to 2008.  Prior to THL, Ms. Brau worked at Morgan Stanley & Co. Incorporated in the Investment Banking Division.  Ms. Brau currently serves on the board of directors of Agencyport Software Ltd., a provider of software systems to the insurance industry, as well as the board of directors or the board of managers, as applicable, of our indirect parent entities, CC Media Holdings, Inc. (“CCMH”) and Clear Channel Capital I, LLC.  Ms. Brau holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School.

Ms. Brau will not receive any compensation for her service on the Company’s Board of Directors.  She will receive the same form of Indemnification Agreement as the other members of the Company’s Board of Directors, which form was filed as Exhibit 10.26 to CCMH’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008.  At this time, the Board of Directors does not intend to appoint Ms. Brau as a member of any of the committees of the Board of Directors.

The Company is an indirect subsidiary of CCMH.  Entities controlled by Bain Capital Partners, LLC (“Bain”) and THL and their respective affiliates (collectively, the “Sponsors”) collectively own all of the outstanding shares of CCMH’s Class B common stock and Class C common stock.  These shares represent in the aggregate approximately 69% (whether measured by voting power or economic interest) of the equity of CCMH.  In addition, seven members of the Company’s Board of Directors (including Ms. Brau) are employees of Bain or THL.

In connection with the 2008 merger pursuant to which CCMH acquired the Company, CCMH and its subsidiaries entered into a number of agreements with the Sponsors and certain of their affiliates, including (1) a management agreement pursuant to which the Sponsors provide management and financial advisory services to CCMH and its wholly owned subsidiaries until 2018, at a rate not greater than $15.0 million per year, plus reimbursable expenses, (2) a stockholders agreement relating to voting in elections to the Board of Directors of CCMH and the transfer of certain shares and (3) an affiliate transactions agreement with respect to the entry into certain transactions between CCMH or its subsidiaries, on the one hand, and the Sponsors or their respective affiliates, on the other hand.  In addition, as a result of CCMH’s worldwide reach, the nature of its business and the breadth of investments by the Sponsors, it is not unusual for CCMH and its subsidiaries to engage in ordinary course of business commercial transactions with entities in which one or both of the Sponsors directly or indirectly owns a greater than 10% equity interest.  A description of these agreements and commercial transactions is contained in CCMH’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.

Date: September 12, 2013	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and
Assistant Secretary